OTC Markets Group Grants Evofem Additional Time to File Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2022

SAN DIEGO, CA, December 29, 2022 —Evofem Biosciences, Inc. (OTCQB: EVFM) today announced that it has been granted additional time by the OTC Markets Group to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “10-Q”). Previously, the OTC Markets Group provided until December 29, 2022 to file the 10-Q . The extended deadline is now January 6, 2023.

About Evofem
Evofem Biosciences, Inc., is developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health. The Company's first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.
Phexxi® is a registered trademark of Evofem Biosciences, Inc.
About Phexxi
Phexxi is an on-demand method of birth control used to prevent pregnancy. Phexxi is not effective when used after sex.  For more information about Phexxi, talk to your healthcare provider and see full Product Information at www.phexxi.com.
Contacts
Investors:
Amy Raskopf
SVP, Investor Relations
Evofem Biosciences, Inc.
araskopf@evofem.com
(917) 673-5775

Media:
media@evofem.com
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